AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996.

                                                       REGISTRATION NO. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 VENTURIAN CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    MINNESOTA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-1460782
                      (I.R.S. Employer Identification No.)

         1600 SECOND STREET SOUTH, HOPKINS, MN             55343
        (Address of Principal Executive Offices)         (Zip Code)

                                 VENTURIAN CORP.
                             1995 STOCK OPTION PLAN,
                          AS AMENDED BY AMENDMENT NO. 1
                            (Full Title of the Plan)

     GARY B. RAPPAPORT, CHAIRMAN, CHIEF EXECUTIVE OFFICER, VENTURIAN CORP.,
                  1600 SECOND STREET SOUTH, HOPKINS, MN 55343
                     (Name and Address of Agent for Service)

                                 (612) 931-2500
           Telephone Number, Including Area Code, of Agent for Service

                         CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
Title of                             Maximum      Maximum
Securities            Amount         Offering     Aggregate   Amount of
to be                 to be          Price per    Offering    Registration
Registered            Registered(1)  Share(2)     Price(2)    Fee(2)
- --------------------------------------------------------------------------------
Common Stock,
$1.00 par value        250,000        8.9475     $2,236,875    $771.40



(1) Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) For purposes of calculating the Registration Fee and based upon the exercise price of outstanding options and the average of the bid and asked price of the Registrant's common stock on July 26, 1996 pursuant to Rule 457(h) and (c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated herein by reference and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of up-dating such description.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.


ITEM 5. INTERESTS OF EXPERTS AND COUNSEL.

         Leonard, Street and Deinard Professional Association ("LS&D") is rendering its opinion upon the validity of the securities being registered herein. Morris M. Sherman, a shareholder of LS&D, is a director of the Company.



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and a statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director, or for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent or another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interest of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of the Company eliminate the liability of the directors of the Company for monetary damages arising from any breach of fiduciary duties as a member of the Company's Board of Directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, Subd. 4).

         The Company has a liability policy providing indemnification to officers and directors.

         For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.



ITEM 8. EXHIBITS.

     4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10, filed on May 8, 1984 pursuant to the Securities Act of 1934).

     4.2 Articles of Amendment of Articles of Incorporation of the Company, dated June 10, 1987.

     4.3 Articles of Amendment of Articles of Incorporation of the Company, dated August 4, 1987.

     4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10, filed May 8, 1984 pursuant to the Securities Act of 1934).

     5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the securities being registered.

     23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

     23.2 Consent of Grant Thornton LLP.

     24.1 Power of Attorney (included on signature page of this Registration Statement).


ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby agrees that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins, State of Minnesota on this 29th day of July, 1996.

                VENTURIAN CORP.


                By  /S/ Gary B. Rappaport
                    -------------------------------
                    Gary B. Rappaport,
                    Chairman of the Board and Chief
                    Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary B. Rappaport his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature       Title           Date

/S/ Gary B. Rappaport           Chairman of the Board             July 29, 1996
Gary B. Rappaport               and Chief Executive Officer
                                (Principal Executive Officer)


/S/ Thomas E. Desmond           President and Chief               July 29, 1996
Thomas E. Desmond               Operating Officer


/S/ Mary F. Jensen              Chief Financial Officer,          July 29, 1996
Mary F. Jensen                  Controller and Treasurer
                                (Principal Financial Officer)


/S/ Morris M. Sherman           Director                          July 29, 1996
Morris M. Sherman


/S/ Charles B. Langevin         Director                          July 29, 1996
Charles B. Langevin


/S/ Richard McNamara            Director                          July 29, 1996
Richard McNamara


/S/ Stuart Utgaard              Director                          July 29, 1996
Stuart Utgaard


/S/ Debra Rappaport             Director                          July 29, 1996
Debra Rappaport


                            EXHIBIT INDEX TO FORM S-8

                                             Page Number or
Exhibit                                      Incorporation by
Number      Description                      Reference to

4.1          Articles of Incorporation       (incorporated by reference
                                             to Exhibit 3.1 to the
                                             Registrant's Registration
                                             Statement on Form 10, filed
                                             on May 8, 1984 pursuant to
                                             the Securities act of 1934)

4.2          Amendment to Articles of
             Incorporation,
             dated June 10, 1987

4.3          Amendment to Articles of
             Incorporation,
             dated August 4, 1987

4.4          Bylaws                          (incorporated by reference
                                             to Exhibit 3.2 of the
                                             Registrant's Registration
                                             Statement on Form 10, filed
                                             on May 8, 1984 pursuant to
                                             the Securities Act of 1934)

5.1          Opinion of Leonard, Street
             and Deinard Professional
             Association regarding the
             legality of the securities
             being registered.

23.1         Consent of Leonard, Street      (included in Exhibit 5.1)
             and Deinard Professional
             Association

23.2         Consent of Grant Thornton LLP

24.1         Power of Attorney               (included on signature page)